UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2019

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02(b):	Departure of Directors or Certain Officers

On January 8, 2019, Chairman Carolyn J. Turk advised the Board of Directors of Middlefield Banc Corp. that she did not wish to serve as Chairman of the Board of Directors after the annual meeting of shareholders currently scheduled to be held in May 2019. Mrs. Turk will continue to serve as Chairman of the Board of Directors until the annual meeting.

Mrs. Turk intends to remain a member of the Board of Directors of Middlefield Banc Corp. and its subsidiary, The Middlefield Banking Company, assuming that shareholders re-elect her as a Middlefield Banc Corp. director at the 2019 annual meeting of shareholders. The action of Mrs. Turk was not precipitated by any disagreement with or action by the Board of Directors and management of Middlefield Banc Corp. Mrs. Turk’s commitments do not provide her with the time to serve as Chairman after the 2019 annual shareholder meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: January 14, 2019	/s/ James R. Heslop, II,
Executive Vice President and COO